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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this registration statement on Form S-4 of Clear Channel Communications, Inc. of (1) our report dated February 12, 1999 relating to the consolidated financial statements of Jacor Communications, Inc., appearing in the Clear Channel Communications, Inc. Form 8-K/A filed April 12, 1999 and (2) our report dated February 11, 1998 relating to the consolidated financial statements of Jacor Communications, Inc. appearing in the Clear Channel Communications, Inc., Form 8-K filed December 10, 1998. We also consent to the reference to us under the heading "Experts" in such registration statement.




PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio
October 17, 2000